SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



                      Date of Report:  November 19, 1998


                        EASTERN UTILITIES ASSOCIATES
          (Exact name of registrant as specified in this charter)


           Massachusetts                 1-5366          04-1271872
    (State or other jurisdiction of    (Commission    (I.R.S.  Employer
   incorporation or organization)     File Number)   Identification No.)


     One Liberty Square, Boston, Massachusetts                02109
     (Address of principal executive offices)               (Zip Code)


Item 5.   Other Events.

In a press release dated November 19, 1998, Eastern Utilities Associates (EUA) announced that its Montaup Electric Company subsidiary has signed agreements with Boston Edison Company to buyout of Montaup's power entitlement from the Pilgrim nuclear power station in Plymouth, Massachusetts. The buyout agreement was executed in conjunction with a proposed sale of the Pilgrim unit to Entergy Nuclear Generating Co. Montaup currently holds a contract for 11 percent of Pilgrim's output, equivalent to 73.27 megawatts of generation capacity through 2012. This sale, subject to federal and state regulatory approvals, is expected to be completed in 1999.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

Exhibit 99a  Press Release dated November 19, 1998.


                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   EASTERN UTILITIES ASSOCIATES
                                            (Registrant)


                                   By:  /s/ John R. Stevens
                                        John R. Stevens
                                        President



Date: November 19, 1998